AMENDMENT NO. 1
TO
BURLINGTON RESOURCES INC.
2000 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

The Burlington Resources Inc. 2000 Stock Option Plan for Non-Employee Directors (the “Plan”) is hereby amended as follows:
1.    Article III is amended, effective as of January 1, 2005, by adding the following at the end thereof:

“Anything in this Plan to the contrary notwithstanding, the Plan Administrator and the Board shall neither have nor exercise any authority under this Plan to modify outstanding options so as to cause any such options to provide for a deferral of compensation subject to Section 409A of the Code.”

2.    Article IV is amended, effective as of the “Effective Time” as defined in that certain Agreement and Plan of Merger dated as of December 12, 2005 by and among Burlington Resources Inc., ConocoPhillips and Cello Acquisition Corp., by adding the following new Section 3:

“3.    No Grants After Effective Time

Anything in this Plan to the contrary notwithstanding, no grants of options shall be made under this Plan on or after the “Effective Time” as defined in that certain Agreement and Plan of Merger dated as of December 12, 2005 by and among the Company, Conoco Phillips and Cello Acquisition Corp.”